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                        FULFILLMENT SERVICES AGREEMENT


     THIS FULFILLMENT SERVICES AGREEMENT (this "Agreement") is made as of this 21st day of April, 1999 (the "Effective Date"), by and between Fingerhut Business Services, Inc., a Minnesota corporation with offices located at 4400 Baker Road, Minnetonka, Minnesota 55343 ("FBSI"), and eToys Inc., a Delaware corporation with offices located at 2850 Ocean Park Boulevard, Suite 225, Santa Monica, California 90405 ("eToys").

     WHEREAS, FBSI desires to provide to eToys, and eToys desires to receive from FBSI, support for eToys based in the western United States under the terms and conditions of this Agreement and the Schedules (as defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, FBSI and eToys hereby agree as follows:

1.   SCHEDULES

     (a) The parties acknowledge and agree that the detailed terms and conditions of any and all projects entered into between the parties shall be set forth in a form and format substantially similar to the schedule of even date herewith and delivered concurrently herewith (the "Original Schedule"), which sets forth the fulfillment project. The parties acknowledge and agree that in addition to the terms and conditions of the Original Schedule and any other comparable schedule acknowledged in writing by the parties hereto and referencing this Agreement (each a "Schedule" and collectively the "Schedules"), the general terms of this Agreement shall apply to each project contained therein, as applicable, and the overall relationship between the parties. If there is a conflict between the terms of the Schedules and this Agreement, the terms of the Schedules shall control.

     (b) Commencing as of the date hereof and continuing during the term of this Agreement, FBSI shall, subject to the terms and conditions of this Agreement and any Schedules, provide eToys or cause FBSI's various affiliates (all of which are collectively referred to as "FBSI") to provide the services identified on any Schedules (collectively referred to as the "Fulfillment Services").

     (c) From time to time during the term of this Agreement, eToys may request that FBSI take part in a new project(s). Any such request shall be in writing. FBSI reserves the right to accept or decline any project in which eToys seeks its participation for any reason; provided, however, that FBSI shall discuss in good faith with eToys any request that FBSI take part in a new project and shall give any such request due and fair consideration. In the event a new project is accepted, a Schedule will be created pursuant to the terms hereof and attached to and made a part of this Agreement as contemplated in Section 1(a) above.

     (d) PRICING OF FULFILLMENT SERVICES. The pricing of Fulfillment Services for each individual project shall be set forth in the relevant Schedule. Commencing after the expiration of one year from and after the Effective Date, FBSI reserves the right, upon sixty (60) days prior written notice to eToys, to increase the price of Fulfillment Services that FBSI provides to eToys

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on a recurring basis on one occasion during each subsequent one year term of this Agreement, which increases shall not exceed ten percent (10%) of the price of the Fulfillment Services, as applicable, during the immediately preceding one year term of this Agreement.

     (e) POSTAGE AND FREIGHT. Postage and freight rates anticipated to apply to the performance of any Fulfillment Services project shall be determined by FBSI for each project and shall be communicated in writing to eToys prior to the start of Fulfillment Services on each project. FBSI reserves the right to increase these rates for ground shipping, contained in the Original Schedule, at any time upon thirty (30) days notice to reflect actual increases in costs. Any increase in these rates shall be substantiated in writing by FBSI. FBSI considers all postage and freight information to be Confidential Information (as defined in Section 11). National carrier premium service rates, including, for example, United States Postal Service Priority Mail, United Parcel Service, One, Two and Three day service and Federal Express shall be billed to eToys at cost. eToys reserves the right, in its sole discretion, to require FBSI to use, or to operate under separate arrangements with, carriers with whom eToys or an eToys' affiliate has separately negotiated postage and freight rates, in lieu of FBSI rates.

     (f) TAX MATTERS. eToys acknowledges that it or its agent is solely responsible for identifying and resolving sales and use tax collection issues for product orders, including the necessity of charging and collecting such taxes.

     (g) REPORTS. The parties agree to provide each other such reports as are mutually agreed upon and set forth in each Schedule or as either party shall reasonably request during the performance of any Fulfillment Services.

2.   PAYMENT TERMS

     (a) FULFILLMENT SERVICES. FBSI shall invoice eToys for the Fulfillment Services every fifteen (15) days, setting forth (i) a detailed list of Fulfillment Services provided to eToys during the prior fifteen (15) days (e.g., quantity/rate/extension) and (ii) associated charges for the services.
 eToys shall pay all invoices within thirty (30) days of receipt.

     (b) BILLING DISPUTES. eToys and FBSI shall use best efforts to expediently resolve any disputed invoice through negotiations between each party's Account Manager; provided, however, that disputed amounts not resolved within ninety (90) calendar days of eToys' receipt of the invoice shall be immediately due and payable.

     (c) INTEREST. FBSI shall assess interest at a rate of 1% per month on all receivables not paid within the above-stated time periods. Interest will start accruing on the 45th day from the date of invoice, and will continue to accrue until all overdue payments, plus interest charges, are paid in full.

3.   BOOKS AND RECORDS

     (a) RECORDKEEPING. Both parties agree to keep complete and accurate books of account, records, and other documents with respect to this Agreement and any Schedule ("Books and Records"). Such Books and Records shall be kept by both parties for the longer of (i) a

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period of time consistent with FBSI's general document records management policy, or (ii) three (3) years following expiration or termination of the Agreement.

     (b) AUDIT. The Books and Records shall be available for inspection and copying by any qualified representative or agent of a party or its affiliates, at the expense of that party, subject to the following terms and conditions: (a) such examination shall take place at the principal place of business or the location where the Books and Records are regularly maintained, during normal business hours and only to the extent necessary to verify inventory levels and payment amounts; (b) the party demanding the audit shall give the other party at least seven (7) business days' written notice prior to any such examination; (c) both parties shall keep each party's Confidential Information disclosed to it during the examination confidential in accordance with each party's obligations set forth in Section 13 below; and (d) a party may not conduct more than four (4) such inspections during any twelve-month period during the term of this Agreement.

4.   TERM AND TERMINATION

     (a) TERM AND RENEWAL OPTION. Unless terminated earlier, the term of this Agreement shall be for a period of three (3) years commencing on the Effective Date and terminating on April 21, 2002 ("Expiration Date") (the "Original Term"); provided, however, that eToys shall have the option of extending the Original Term for three additional one (1) year terms ("Additional Terms") after the Expiration Date on the terms and conditions provided herein, such option to be effected by eToys providing written notice to FBSI of its intent to extend the Original Term no later than one hundred eighty (180) days prior to the Expiration Date or, after the Expiration Date and during an Additional Term, by providing such written notice 180 days prior to the expiration date of the Additional Term, as applicable.

     (b) TERMINATION.  This Agreement may be terminated as follows:

         (1) BREACH - by either party, upon 30 days prior written notice to the other party, in the event of a material breach of this Agreement by the other party. The written notice shall specify the precise nature of the breach. In the event the breaching party cures the breach within the 30 day notice period, this Agreement shall not terminate.

         (2) INSOLVENCY - by either party, immediately upon written notice to the other party, in the event the other party voluntarily files or has filed involuntarily against it a petition under the United States Bankruptcy Code, including a petition for Chapter 11 reorganization as set forth in the United States Bankruptcy Code.

         (3) CHANGE IN CONTROL - by eToys, upon 30 days prior written notice to FBSI, if FBSI enters into an agreement with Toys R Us, Inc. or Amazon.com or with any affiliate of any such entity (each, a "Prohibited Entity") pursuant to which FBSI (i) proposes to sell the Facility to a Prohibited Entity, (ii) proposes to enter into a transaction or series of transactions with a Prohibited Entity in which (A) FBSI sells, conveys or otherwise disposes of all or substantially all of its property to a Prohibited Entity,
(B) merges with or consolidates with a Prohibited Entity or (C) more than fifty percent (50%) of the voting power of FBSI is transferred to a Prohibited Entity.

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     (c) OTHER RIGHTS.  The rights of the parties to terminate this Agreement or any Schedule are not exclusive of any other rights and remedies available at law or in equity, and such rights shall be cumulative. The exercise of any such right or remedy shall not preclude the exercise of any other rights and remedies.

     (d) POST-TERMINATION PERFORMANCE. Notwithstanding any termination by either party of this Agreement or any Schedule, FBSI shall continue to fulfill all orders from customers, and eToys shall continue to remit amounts due to FBSI under this Agreement or any Schedule, in connection with any product orders made prior to the effective date of such termination.

     (e) RETURN OF PROPRIETARY INFORMATION. Upon termination of this Agreement for any reason, each party shall immediately return to the other all property (including without limitation, Confidential Information and all material related to any customers) that it has received from the other party in connection with the performance of its obligations hereunder except to the extent such property is needed to fulfill its continuing obligations under
Section 4(d) above. In such event, such property shall be returned immediately upon the party's fulfillment of its obligations under such
Section 4(d).

     (f) SURVIVAL. Sections 3, 4(d), 4(e), 4(f), 8, 9, 11 and 12 shall survive any expiration or termination of this Agreement or any Schedule.

5.   LICENSE

     (a) TRADEMARK LICENSE. eToys hereby grants to FBSI a limited, revocable, non-exclusive license to use the trademarks, logos, or artwork owned or licensed to eToys and identified in Exhibit I hereto (collectively referred to as the "Licensed Marks"), solely for the purpose of displaying such Licensed Marks on packaging, invoices and customer service correspondence. Other than as contemplated by this Agreement or any Schedule, FBSI shall not make any other use of the Licensed Marks or any related marks or intellectual property of eToys.

     (b) REPRESENTATION AND WARRANTY. eToys represents and warrants to FBSI that it is authorized to grant the aforementioned trademark license and that it shall fully indemnify and hold FBSI and its affiliates harmless against any and all claims by a third party alleging a violation of such third party's intellectual property or other proprietary rights in connection with FBSI's use of the Licensed Marks pursuant to the trademark license or this Agreement or any Schedule. The indemnification granted under this Section 5(b) expressly includes indemnification with respect to reasonable attorneys fees and any and all expenses and costs incurred or amounts paid in settlement or in satisfaction of any judgment or award.

6.   RELATIONSHIP OF THE PARTIES

     (a) INDEPENDENT CONTRACTORS. The relationship created hereunder between FBSI and eToys shall be solely that of independent contractors entering into an agreement. No representations or assertions shall be made or actions taken by either party which could imply or establish any agency, joint venture, partnership, employment or trust relationship between the parties with respect to the subject matter of this Agreement or any Schedule.
Neither FBSI nor

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

eToys shall have any authority or power whatsoever to enter into any agreement, contract or commitment on behalf of the other, or to create any liability or obligation whatsoever on behalf of the other, to any person or entity.

     (b) SUBCONTRACTORS. FBSI reserves the right to subcontract with other individuals and businesses for Fulfillment Services required to be performed pursuant to this Agreement and any Schedule. Use of any subcontractor shall be subject to receipt of prior written consent of eToys, which consent shall not be unreasonably withheld. FBSI shall be responsible for all payments to, as well as the direction and control of the work to be performed by its subcontractors, if any. Subject to and solely in accordance with the provisions of Section 1, FBSI reserves the right to increase its pricing at any time in accordance with any rate increases by subcontractors.

7.   INVENTORY, FACILITIES AND RISK OF LOSS

     (a) GENERAL. eToys shall provide FBSI with sufficient in ventory (the "Inventory") to meet the fulfillment requirements under this Agreement. FBSI shall have no liability to eToys or third parties for losses caused directly or indirectly by eToys' failure to provide sufficient Inventory.

     (b) TITLE. FBSI acknowledges that eToys shall retain all right and title to all Inventory and packaging materials which eToys causes to be delivered to FBSI under this Agreement. eToys reserves the right to physically inspect or remove any and all Inventory from FBSI's possession and control.

     (c) RISK OF LOSS. FBSI shall be responsible for all risk of direct physical loss of the Inventory while it is in FBSI's possession or control during the term of this Agreement. eToys waives its right to recover damages from FBSI for any loss of use of the Inventory or loss of income therefrom, except to the extent provided pursuant to Section 9(a) of this Agreement. FBSI shall maintain the same levels of insurance coverage on the Inventory as it maintains with respect to its own inventory in the same warehouse(s).

8.   REPRESENTATIONS AND WARRANTIES

     (a) REPRESENTATIONS AND WARRANTIES OF FBSI. With the knowledge that eToys is relying thereon in entering into this Agreement and any Schedule, FBSI hereby represents, warrants and covenants as follows:

         (1) FBSI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota.

         (2) This Agreement and any and all Schedules constitute the legal, valid, and binding obligation of FBSI, enforceable against FBSI in accordance with its terms except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except as enforcement may be limited by general principles of equity. As of the Effective Date, FBSI has taken all corporate action necessary for the authorization, execution and delivery of this Agreement and any Schedule, and for the performance by FBSI of its obligations under this Agreement and any Schedule.

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

         (3) Neither the execution and delivery of this Agreement (including the Original Schedule) nor the consummation or performance of any obligations hereunder shall, directly or indirectly (with or without notice or lapse of time) in any material respect, contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which FBSI is a party.

         (4) FBSI is not and shall not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement and the Original Schedule or the consummation or performance of any of its obligations hereunder.

         (5) FBSI's facilities utilized to provide the Fulfillment Services have been designed or will be modified to ensure continuous operation and use prior to, during and after the calendar year 2000, and to operate during such time periods so that eToys will not experience any loss of information or assets, interruption in service, or invalid and/or incorrect reporting or results.

         (6) FBSI is, to its knowledge, and, at all times during the performance of Fulfillment Services under this Agreement and any Schedules hereunder, will remain in material compliance with all applicable laws, rules and regulations, including, but not limited to, the laws, rules and regulations of the Federal Trade Commission and the Direct Marketing Association, including by way of illustration and not limitation, the Mail Order Rule and Telemarketing Rule, if applicable.

         (7) FBSI is not currently in default under any material contract or agreement.

     (b) REPRESENTATIONS AND WARRANTIES OF ETOYS. With the knowledge that FBSI is relying thereon in entering into this Agreement and any Schedule, eToys hereby represents, warrants and covenants as follows:

         (1) eToys is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the full power to grant the license rights set forth in this Agreement.

         (2) This Agreement and the Original Schedule constitute the legal, valid, and binding obligation of eToys, enforceable against eToys in accordance with its terms except as enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and except as enforcement may be limited by general principles of equity. As of the Effective Date, eToys has taken all corporate action necessary for the authorization, execution and delivery of this Agreement and any Schedule, and for the performance by eToys of its obligations under this Agreement and any Schedule.

         (3) Neither the execution and delivery of this Agreement and any Schedule nor the consummation or performance of any obligations hereunder shall, with or without notice or lapse of time, in any material respect, contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any

                                     -6-
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remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which eToys is a party.

         (4) eToys is not and shall not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement and any Schedule or the consummation or performance of any of its obligations hereunder.

         (5) eToys' assets and equipment utilized in connection with this Agreement and any Schedule have been designed or will be modified to ensure continuous operation and use prior to, during and after the calendar year 2000, and to operate during such time periods so that FBSI will not experience any loss of information or assets, interruption in service, invalid and/or incorrect reporting or results.

         (6) eToys is to its knowledge and, at all times during the term of this Agreement, will remain in material compliance with all applicable laws and regulations, including, but not limited to, the laws, rules and regulations of the Federal Trade Commission and the Direct Marketing Association.

         (7) eToys is not currently in default under any material contract or agreement.

     (c) SURVIVAL. The representations and warranties under this Section shall survive the termination of this Agreement and any Schedule.

9.   INDEMNIFICATION, INSURANCE AND LIMITATIONS ON LIABILITY

     (a) INDEMNIFICATION BY FBSI. Subject to the limitations specified in this Section 9, FBSI shall indemnify, hold harmless and defend eToys and each person or entity that is a stockholder, officer, director, partner, employee, affiliate or agent of eToys from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by any such person or entity arising out of or in connection with (i) the inaccuracy of any representation or warranty made by FBSI hereunder, (ii) any breach of this Agreement by FBSI, or
(iii) any negligent act or omission by FBSI or its employees or agents in connection with the performance by FBSI or its employees or agents of the Fulfillment Services hereunder, provided such negligent act or omission was not done or omitted at the direction of eToys.

     (b) INDEMNIFICATION BY ETOYS. Subject to the limitations specified in this Section 9, eToys shall indemnify, hold harmless and defend FBSI and each person or entity that is a stockholder, officer, director, partner, employee, affiliate or agent of FBSI from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including reasonable legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred, or suffered by any such person arising out of or in connection with (i) the inaccuracy of any representation or warranty made by eToys hereunder, (ii) any breach of this Agreement by eToys, (iii) any negligent act or omission by eToys or its employees or agents in connection with the performance by eToys or its employees or agents required of eToys hereunder provided such negligent act or omission was not done or omitted at the direction of eToys, or (iv) any claim or action for personal injury, death, property damage or other cause of action
(A) involving a product liability claim arising from or relating to products for which Fulfillment Services are provided to eToys hereunder, or (B) resulting from alleged defects in, or the inherently dangerous nature of, eToys' products that are the subject of this Agreement and any Schedule.

     (c) NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS. If a claim for indemnification hereunder arises from a claim or demand from a third party, the rights of the indemnified parties to be indemnified pursuant to this Agreement and any Schedule shall be governed by the following:

         (1) Promptly after receipt by an indemnified party of notice of any claim, allegation or facts which may result in a claim for indemnification hereunder, an indemnified party shall give the indemnifying party prompt notice thereof. The failure to give such notice shall not affect the indemnified party's ability to seek reimbursement unless such failure has materially and adversely affected the indemnifying party's ability to defend the claims.

         (2) An indemnified party shall have the right (i) to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, or (ii) to the extent that it may wish, jointly with any other indemnified party, to assume the defense of any such action with counsel reasonably satisfactory to the indemnifying party but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (x) the indemnifying party has agreed in writing to pay such fees and expenses,
(y) the indemnifying party has failed to assume the defense thereof without reservation and employ counsel within a reasonable period of time after being given the notice required above, and as a consequence thereof the indemnified party has employed separate counsel to protect its rights, or (z) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties having actual or potential differing interest with the indemnifying party.

         (3) The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment against any indemnified party in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified parties to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (d) INSURANCE. During the term of this Agreement, FBSI will maintain, with a financially sound insurance company having an A.M. Best rating of A or better, the following insurance coverage:

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         (1)  commercial general liability insurance with a combined single limit of $2 million per occurrence for bodily injury, including death and property damage;

         (2) umbrella excess liability insurance with a combined single limit of $5 million per occurrence for bodily injury, including death, and property damage;

         (3) worker's compensation, occupational disease, employer's liability with limits of not less than $500,000 per accident for bodily injury and $500,000 per employee for bodily injury by disease, disability benefit and similar employee benefit insurance required under the laws of the states where FBSI will perform the Fulfillment Services provided for hereunder;

         (4) fidelity insurance with limits no less than $1 million per occurrence;

         (5) FBSI will furnish eToys with certificates of insurance evidencing this coverage upon written request.

     (e) LIMITATIONS ON LIABILITY.

         (1) IN NO EVENT SHALL EITHER PARTY'S LIABILITY HEREUNDER INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

         (2) Each of the parties hereto shall be liable to the other for damages arising out of or in connection with any negligent act or breach of this Agreement or any Schedule by such party to the extent permitted by law, subject to the duty of the non-breaching party to take all reasonable actions in order to mitigate such damages; PROVIDED, HOWEVER, that (i) FBSI's liability for any Fulfillment Services provided hereunder shall be limited to the recovery by eToys of the amount actually paid to FBSI by eToys for such Fulfillment Service, and (ii) FBSI's total liability hereunder shall be limited to the aggregate amount actually paid by eToys to FBSI for Fulfillment Services. eToys and FBSI shall mutually develop a quarterly inventory cycle count program. The year-end inventory accuracy standard shall be 99.7%. If, at year-end, inventory accuracy has been maintained between 97% and 99.7%, the cost of the inventory discrepancy shall be shared equally by both parties. If the inventory accuracy is less than 97%, FBSI shall reimburse eToys, at cost, for the inventory adjustment. eToys will report monthly to FBSI, eToys' product costs and inventory value based upon the monthly cycle counts completed by FBSI. eToys shall maintain the necessary inventory Books and Records for FBSI's audit pursuant to Section 3. Both parties will manage and report compliance issues monthly.

     (f) DISPUTE RESOLUTION. To be selected jointly by two mediators selected by the parties.

         (1) If there is any controversy, dispute or claim arising out of or relating to interpretation or breach of this Agreement, the parties will endeavor to settle it promptly.

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         (2)  If such a dispute cannot be resolved, the parties will promptly initiate and participate in good faith mediation of the dispute, with the mediator to be selected jointly by the parties or, if the parties cannot agree upon a mediator, by a mediator to be selected jointly by two mediators selected by the parties.

         (3) If the dispute is not resolved through mediation, the parties will promptly submit such dispute to binding arbitration in accordance with the Commercial Arbitration Rules and regulations of The American Arbitration Association ("AAA"), with the arbitrator to be a retired federal or state court judge jointly selected by the parties or, if the parties cannot agree, by an arbitrator that satisfies such qualifications and that is jointly selected by two arbitrators selected by the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

         (4) Nothing shall prevent either party from directly seeking injunctive or other equitable relief from any court of competent jurisdiction in situations where damages would not adequately compensate for an alleged breach of this Agreement. By way of illustration and not limitation, such relief would be appropriate in the case of either party's need to: obtain cooperation of the other party in litigation; secure the timely delivery of information or services; or, prevent the disclosure of Confidential Information.

         (5) The prevailing party in any mediation, arbitration or legal action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys' fees, incurred in such action or proceeding.

     (g) GOVERNMENT ACTIONS. eToys hereby agrees to promptly provide FBSI copies of all complaints or inquiries received by it from any governmental agency that in any way relate to or have a potential effect on the Fulfillment Services provided hereunder. In the event FBSI is required, as a result of any such action, to change the manner in which it does business in any material respect, FBSI shall have the option to terminate as soon as practicable the availability of such Fulfillment Services hereunder. FBSI hereby agrees that it will promptly forward to eToys copies of all written complaints or written inquiries addressed to FBSI from any governmental agency in any way relating to or having a potential effect on the Fulfillment Services provided hereunder.

     (h) SURVIVAL. The provisions of this Section shall survive the termination of this Agreement and any Schedule.

10.  MARKETING MATERIALS

     Both parties agree to act as a customer reference for the other in regard to the subject matter of this Agreement dur ing the term hereof. The written consent of the other party shall be obtained before that party is used as a reference in any particular instance. Until the expiration of 25 days following the date of the final prospectus relating to eToys proposed initial public offering, FBSI shall not issue any press releases or make any public statement in regard to this Agreement or the subject matter hereof. Upon the expiration of this 25 day period, the parties shall issue a joint press release that is mutually acceptable to each party. After the issuance of such joint press release, either party may issue a press release regarding this Agreement or the subject matter hereof provided such party obtains the written consent of the other party, which consent will not be unreasonably withheld. In addition, FBSI agrees not to use the Licensed Marks in any publicly distributed marketing materials without prior written consent of eToys.

11.  CONFIDENTIALITY

     (a) GENERAL. As used herein, "Confidential Information" means (i) the terms and provisions of this Agreement and any related documents delivered concurrently herewith, and (ii) all computer hardware, all software, all data, reports, analyses, compilations, studies, interpretations, forecasts, records and other materials (in whatever form maintained, whether documentary, computer storage or otherwise) that contain or otherwise reflect information concerning eToys, FBSI, any of their subsidiaries or affiliates, or any portion thereof, that one party or its Agents may provide to the Receiving Party or its Agents in connection with this Agreement ("Provided Information"), together with all data, reports, analyses, compilations, studies, interpretations, forecasts, records or (ii) other materials (in whatever form maintained, whether documentary, computer storage or otherwise) prepared by the Disclosing Party receiving Provided Information or its Agents that contain or otherwise reflect or are based upon, in whole or in part, any Provided Information or that reflect the review of, interest in, or evaluation of all or any portion of the transactions contemplated by this Agreement and any related documents delivered concurrently herewith ("Derived Information"). As used herein, "Agents" means, collectively, the respective directors, employees, controlling persons or attorneys of eToys or FBSI. As used herein, the term "person" shall be broadly interpreted to include, without limitation, any corporation, partnership, trust or individual; the term "Receiving Party" shall mean the person receiving Provided Information; and the term "Disclosing Party" shall mean the person providing Provided Information.

     (b) ACKNOWLEDGMENT. The parties hereby agree that all Confidential Information shall be kept confidential and shall not, without the prior written consent of the Disclosing Party, be disclosed by the Receiving Party in any manner whatsoever, in whole or in part, other than to the Disclosing Party's Agents, and shall not be used, directly or indirectly, for any purpose other than in connection with this Agreement and not in any way inherently detrimental to the other party. Moreover, eToys and FBSI agree to reveal Confidential Information only to their Agents if and to the extent that such Agents, have a strict need to know such Confidential Information for the purpose of the Receiving Party satisfying its obligations under this Agreement and are informed of the confidential nature of the Confidential Information and agree to be bound by the terms and conditions of this Agreement. eToys and FBSI shall each be responsible for any breach of this Agreement by their respective Agents (including Agents who, subsequent to the first date of disclosure of Confidential Information hereunder, become former Agents). Moreover, eToys and FBSI shall take all reasonably necessary measures to restrain their respective Agents (and former Agents) from unauthorized disclosure or use of the Confidential Information.

     (c) EXCEPTIONS. Notwithstanding anything in this Agreement to the contrary, Confidential Information shall not include any information which

         (1) at the time of disclosure to the Receiving Party is generally available to and known by the public (other than as a result of any disclosure made directly or indirectly or other action or inaction by the Receiving Party or anyone to whom the Receiving Party or any of its Agents transmit or transmitted any Confidential Information);

         (2) becomes publicly available in the future (other than as a result of a disclosure made directly or indirectly or other action or inaction by the Receiving Party or anyone to whom the Receiving Party or any of its Agents transmit or have transmitted any Confidential Information);

         (3) was available to the Receiving Party or its Agents on a non-confidential basis from a source other than the Disclosing Party or any of its Subsidiaries or affiliates or any of their respective Agents providing such information (provided that to the best of the Receiving Party's knowledge, after due inquiry, such source is not or was not bound to maintain the confidentiality of such information); or

         (4) has been independently acquired or developed by the Receiving Party without violating any of its obli gations under this Agreement, provided such independent development can reasonably be proven by the Receiving Party upon written request.

In the event that a party or any of such party's Agents become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information of the other party, that party or person under the legal compulsion (the "Compelled Party") from whom such information is being sought shall, unless prohibited by law, provide the party to whom such Confidential Information belongs with prompt prior written notice of such requirement so that it may seek a protective order or other appropriate remedy, or both, or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the other party waives compliance with the provisions hereof, the Compelled Party agrees to furnish only such portion of the Confidential Information that the Compelled Party is advised by written opinion of its counsel is legally required to be furnished by it and shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information. Notwithstanding the foregoing, to the extent required under applicable state and federal securities laws, either party may file this Agreement as an exhibit with federal and state securities filings, provided that each party shall use its best efforts to obtain confidential treatment of the portions of this Agreement that contain Confidential Information. In this regard, the party making such filing shall obtain the prior written consent of the other party, which consent shall not be unreasonably withheld.

     (d) USE OF CONFIDENTIAL INFORMATION. Each party shall be subject to the obligations under this Section 13 until the expiration of three (3) years following the termination of this Agreement. Other than as specifically provided in this Agreement, neither party shall duplicate the Disclosing Party's Confidential Information for any purpose other than for the performance of its obligations under this Agreement and for the benefit of the Disclosing Party; or use the Disclosing Party's Confidential Information for any reason or purpose other than as expressly permitted in this Agreement.

     (e) RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement or if either party so requests, the Receiving Party shall return to the Disclosing Party or destroy all copies of the Confidential Information in its possession and the possession of its Agents and will destroy all copies of any Derived Information; provided, however, that this Agreement will continue to apply to the Confidential Information and/or Derived Information contained or reflected in such copies.

     (f) The Parties agree that eToys and FBSI would be irreparably injured by a breach of this Agreement by the other party or its Agents and that the other party shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Section 11. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 11 by either party or their Agents, but shall be in addition to all other remedies available at law or in equity.

12.  MISCELLANEOUS PROVISIONS

     (a) NOTICES. All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement ("Notices") will be in writing and will be deemed to have been given

         (1)  when delivered in person or by courier or confirmed facsimile;

         (2) upon confirmation of receipt when sent by certified mail, return receipt requested; or

         (c) five (5) days after deposit in first class U.S. mail, as the case may be to the addresses indicated below:

         (1)  If to FBSI:
                      FBSI Business Services, Inc.
                      4400 Baker Road
                      Minnetonka, Minnesota  55343
                      Attention:  Account Manager
                      Facsimile:  (612) 936-5106

With a copy to:  Fingerhut Companies, Inc.
                 4400 Baker Road
                 Minnetonka, Minnesota  55343
                 Attention:  General Counsel

         (2)  If to eToys:
                      eToys, Inc.
                                      2850 Ocean Park Boulevard, Suite 225
                                      Santa Monica, CA  90405
                      Attention:  President and Chief Executive Officer
                      Facsimile:  (310) 664-8101

or to such other addresses as a party may designate from time to time by written notice to the other party.

     (b) SEVERABILITY. Whenever possible, each provision of this Agreement and any Schedule shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any
Schedule is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and any Schedule.

     (c) AMENDMENT AND WAIVER. This Agreement and any Schedule may be amended, and any provision of this Agreement and any Schedule may be waived; provided that any such amendment or waiver will be binding upon any party hereto only if such amendment or waiver is set forth in a writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement and any Schedule will be deemed effective to modify or amend any part of this Agreement and any Schedule or any rights or obligations of any person under or by reason of this Agreement or any Schedule. The waiver of any default, or the remedying of any default in any manner, shall not operate as a waiver of any other prior or subsequent default. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder. No delay or omission by a party to exercise rights hereunder shall impair any such rights or shall be construed to be a waiver of any such default or any acquiescence therein.

     (d) COMPLETE AGREEMENT. This Agreement, all Schedules and exhibits hereto and any related documents delivered concurrently herewith, contain the complete agreement between the parties relating to the Fulfillment Services and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may be related to the subject matter hereof in any way.

     (e) FURTHER ASSURANCES. eToys and FBSI will each execute such other documents and take such actions as the other may reasonably request in order to effect the relationships, services and activities contemplated by this Agreement and any Schedule and to account for and document those activities.

     (f) HEADINGS. Section headings contained in this Agreement and any Schedule are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement and any Schedule, respectively, or any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     (g) GOVERNING LAW. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and any Schedule and the performance of the obligations imposed by this Agreement and any Schedule.

     (h) ASSIGNMENT. This Agreement and any Schedule and all of the provisions will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement and any Schedule nor any of the rights, interest or obligations set forth in each may be assigned by any party hereto without the prior written consent of the other party hereto, which shall not be unreasonably withheld.

Notwithstanding the foregoing, eToys shall have the right to assign this Agreement to any wholly owned subsidiary of eToys, provided that eToys guarantees the obligations of any such subsidiary hereunder.

     (i) INTERPRETATION. Each party acknowledges it has participated in the negotiation and preparation of this Agreement, and has reviewed this Agreement and had the opportunity to consult with its counsel and accountants with respect to its terms. Therefore, each Party agrees that the rule of construction to the effect that any ambiguities in a document shall be interpreted against the drafting party, will not be utilized in the interpretation, construction, or enforcement of this Agreement, and no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any Schedule or other instrument subject hereto.

     (j) FORCE MAJEURE. Neither party shall be liable for any failure of or delay in the performance of this Agreement or any Schedule for the period that such failure or delay is due to acts of God, public enemy, war, strikes or labor disputes, or any other cause beyond the parties' reasonable control (each a "Force Majeure"), it being understood that lack of financial resources shall not to be deemed a cause beyond a party's control. Each party shall notify the other party promptly of the occurrence of any Force Majeure and carry out this Agreement and any Schedule as promptly as practicable after such Force Majeure is terminated. The existence of any Force Majeure shall not extend the term of this Agreement or any Schedule.

     (k) COUNTERPARTS. This Agreement may be signed in any number of counterparts.


                          [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the date first set forth above.


                                       FINGERHUT BUSINESS SERVICES, INC.



                                       By      /s/ William J Lansing
                                         ----------------------------------
                                       Name    William J Lansing
                                           --------------------------------
                                       Its     Chief Executive Officer
                                          ---------------------------------


                                       eTOYS INC.



                                       By      /s/ Stephen E Paul
                                         ----------------------------------
                                       Name    Stephen E Paul
                                           --------------------------------
                                       Its     V.P. of Business Development
                                          ---------------------------------

Attachments:
      Exhibit I (Licensed Marks)